Exhibit 10.47(a)

NOBLE ENVIRONMENTAL POWER, LLC

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Subscription Agreement”), dated as of August 15, 2008, is made by and between Noble Environmental Power, LLC, a Delaware limited liability company (the “Company”) and the undersigned (the “Subscriber”).

WHEREAS, pursuant to the terms and conditions of this Subscription Agreement and the Fifth Amended and Restated Limited Liability Company Operating Agreement of the Company dated July 10, 2008, as amended from time to time (the “Operating Agreement”), the Company desires to sell to the Subscriber and the Subscriber desires to purchase from the Company, the number of Series A Incentive Units, Series A Performance Units, Series B Incentive Units and Series B Performance Units (collectively, the “Units”) set forth opposite the Subscriber’s name on the attached Schedule A at a price of $0.10 per Unit (the “Subscription Price”).

In consideration of the Company’s issuance of the Subscribed Units (as defined below) in the Company to the Subscriber, upon the terms and conditions set forth herein, the Subscriber hereby agrees and represents as follows:

SECTION 1.  SUBSCRIPTION.

(a)           The Subscriber hereby subscribes for and agrees to purchase the number of Series A Incentive Units, Series A Performance Units, Series B Incentive Units and Series B Performance Units set forth opposite the Subscriber’s name on the attached Schedule A (the “Subscribed Units”).

(b)           Together with the execution and delivery of this Subscription Agreement, the Subscriber shall deliver to the Company: (i) a check to the Company, payable to the order of the Company in the amount of the Subscription Price in payment for the Subscribed Units; and (ii) copies of (A) the Operating Agreement, (B) the Amended and Restated Members’ Agreement of the Company dated December 21, 2007, as amended from time to time (the “Members’ Agreement”), and (C) the Restricted Stock Agreement by and between the Company and the Subscriber (the “Restricted Stock Agreement”), each duly executed by the Subscriber.  Upon the receipt by the Company of the Subscriber’s check in the amount of the Subscription Price, an executed copy of this Subscription Agreement from the Subscriber, executed copies of the Operating Agreement, the Members’ Agreement and the Restricted Stock Agreement and the execution of this Subscription Agreement by the Company, the Company shall, subject to the terms of such documents, promptly issue the Subscribed Units to the Subscriber without further action.

(c)           The execution and delivery to the Company of this Subscription Agreement, along with those actions of the Subscriber set forth in Section 1(b) of this Subscription Agreement, is required to occur in accordance with the terms of this Subscription Agreement on or before July 11, 2008.  Failure to so act by such time shall cause this Subscription Agreement to be null and void and to have no further force or effect, and the Subscriber shall have no rights to the Subscribed Units or any rights hereunder.

SECTION 2.  REPRESENTATIONS, WARRANTIES AND COVENANTS.

The Subscriber makes the following representations, warranties and covenants with the intent that the same may be relied upon in determining the Subscriber’s suitability to become a Member of the Company with respect to the Subscribed Units and with the understanding that the availability of exemptions from registration of the offering may depend upon the accuracy of such representations and warranties.  In consideration for receiving the opportunity to purchase the Subscribed Units, the Subscriber hereby represents, warrants and covenants to the Company as follows:

(a)           Knowledge of Terms and Conditions.  The Subscriber and the Subscriber’s attorneys, accountants and advisers have had a reasonable opportunity to ask questions of and receive answers from the Company (or a person or persons acting on behalf of the Company) concerning the terms and conditions of the offering of the Subscribed Units and to obtain information (to the extent possessed or obtainable by the Company without unreasonable effort or expense) necessary to evaluate the merits of the investment.  All such questions have been answered to the full satisfaction of the Subscriber.  The Subscriber acknowledges that no oral representations have been made or information furnished to the Subscriber or the Subscriber’s attorneys, accountants or advisers in connection with the offering of the Subscribed Units that is in any way inconsistent with this Subscription Agreement.

(b)           Risk Factors.  The Subscriber understands that an investment in the Company involves significant risks.  The Subscriber is fully cognizant of and understands all of the risks related to the Company and the Subscribed Units.

(c)           Not a Registered Offering.  The Subscriber understands that, in reliance upon the Subscriber’s representations, warranties and covenants, neither the opportunity to purchase the Subscribed Units nor the sale of the Subscribed Units have been registered under the Securities Act of 1933, as amended (the “Act”) or any applicable state securities laws, and are being offered and sold pursuant to limited exemptions provided in Section 3(b) and/or Section 4(2) of the Act and all applicable state securities laws.  The Subscriber understands that no governmental agency has recommended or endorsed the Subscribed Units or made any finding or determination relating to the adequacy or accuracy of the fairness for investment of the Subscribed Units.  The Subscriber was not offered or sold the Subscribed Units, directly or indirectly, by means of any form of general solicitation or general advertising, including, without limitation, the following:  (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; or (ii) any seminar or meeting whose attendees had been invited by any general solicitation or general advertising.

(d)           Accredited Investor.  The Subscriber is either an “Accredited Investor” within the meaning of Regulation D promulgated under the Act or possesses sophistication, knowledge and experience in financial matters.  In making this representation and warranty, the Subscriber acknowledges that he has received and carefully reviewed the definition of Accredited Investor (as used in Regulation D), which is attached hereto as Schedule B and incorporated herein by this reference.

(e)           Sophisticated Investor.  The Subscriber expressly represents that: (i) the Subscriber has such knowledge and experience in financial and business matters in general, and in investments of the type of an investment in the Company in particular, that the Subscriber is capable of evaluating the merits and risks of the prospective investment; (ii) the Subscriber’s financial condition is such that the Subscriber has no need for liquidity with respect to the Subscriber’s investment in the Company to satisfy any existing or contemplated undertaking or indebtedness; (iii) the Subscriber is able to bear the economic risk of the Subscriber’s investment in the Company for an indefinite period of time, including the risk of losing all of the Subscriber’s investment; (iv) the Subscriber has no need for a current cash return with respect to the Subscriber’s investment in the Company; and (v) by reason of the Subscriber’s knowledge and experience in business and financial matters, the Subscriber has acquired the capacity to protect his own interest in investments of this nature and is capable of evaluating the risks, merits and other facets of the Subscribed Units.

(f)            Purchase for Investment.  The Subscribed Units are being purchased solely for the Subscriber’s own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others, and no other person has a direct or indirect beneficial interest in the Subscribed Units.

(g)           Restrictions on Transfer.  The Subscriber understands and agrees that in addition to those restrictions on transferring the Subscribed Units imposed by the Operating Agreement, Members’ Agreement and Restricted Stock Agreement, because neither the opportunity to purchase the Subscribed Units nor the sale of the Subscribed Units have been registered under federal or state securities laws, the Subscribed Units may not at any time be sold or otherwise disposed of by the Subscriber unless (i) such sale or disposal is permitted by the Operating Agreement, Members’ Agreement and Restricted Stock Agreement and (ii) the Subscribed Units are registered under the Act or there is applicable to such sale or other disposition one of the limited exemptions from registration set forth in the Act, the rules and regulations of the Securities and Exchange Commission thereunder, and under applicable state law.  The Subscriber further understands that the Company has no obligation or present intention to register the Subscribed Units or to permit their sale other than in strict compliance with the Act, the Securities and Exchange Commission rules and regulations thereunder and under applicable state law.  The Subscriber understands that the Subscriber may not be able to sell or dispose of the Subscribed Units and that there will be no public market for such Subscribed Units.

(h)           Tax Consequences of Investment.  The Subscriber understands that the tax consequences of an investment in the Subscribed Units depend upon the individual circumstances of the owner of such Subscribed Units and the fair market value of the Subscribed Units on the date that the tax event occurs, which may be greater than the

Subscription Price and may result in ordinary income to the Subscriber.  The Subscriber further understands that there can be no assurance that the Internal Revenue Code of 1986, as amended, or the Treasury Regulations promulgated thereunder will not be amended or applied in such a manner as to deprive the Subscriber of some or all of the tax benefits which the Subscriber might otherwise expect to receive from investment in the Company. The Subscriber is ultimately liable and responsible for all taxes owed in connection with the Subscribed Units, regardless of any action the Company takes with respect to any tax withholding obligations that arise in connection with the Subscribed Units.  Neither the Company nor any of its affiliates makes any representation or undertaking regarding the treatment of any tax associated with the purchase or vesting of the Subscribed Units.  The Company and its affiliates do not commit and are under no obligation to structure the Subscribed Units to reduce or eliminate the Subscriber’s tax liability. Prior to any event in connection with the Subscribed Units (e.g., vesting or the filing of an 83(b) election by the Subscriber) that the Company determines may result in any tax withholding obligation, whether national, federal, state or local, including any employment tax obligation (the “Tax Withholding Obligation”), the Subscriber shall make arrangements satisfactory to the Company for the satisfaction of any Tax Withholding Obligation that arise in connection with his/her Subscribed Units.  The Subscriber acknowledges and agrees that the Company may refuse to issue any Subscribed Units to the Subscriber in the event the Subscriber fails to satisfy the Tax Withholding Obligation when due. To the maximum extent permitted by law, the Company has the right to retain without notice from Subscribed Units transferable to Subscriber upon vesting or from compensation payable to the Subscriber in cash or in common stock having a value sufficient to satisfy the Tax Withholding Obligation.

(i)            Residence.  The Subscriber, if an individual, is a bona fide resident of the state set forth in the address under his or her name on Schedule A.

(j)            Confidential or Proprietary Information.

(I)            Except in connection with the faithful performance of the Subscriber’s duties as an employee of the Company or any of its subsidiaries, or pursuant to Sections 2(j)(III) or (IV) of this Subscription Agreement, the Subscriber will not, at any time during the Subscriber’s employment with the Company or thereafter, directly, indirectly or otherwise, use, disseminate, disclose or publish, or use for the Subscriber’s benefit, or for the benefit of any person, firm, corporation or other entity, any Confidential or Proprietary Information of or relating to the Company or any entity that directly or indirectly controls, is controlled by or is under common control with the Company (along with the Company, the “Company Group;” references to the Company Group contained in this Subscription Agreement shall refer both to each member of the Company Group and the Company Group as a whole), nor shall the Subscriber deliver to any person, firm, corporation or other entity any document, record, notebook, computer program or similar repository of or containing any such Confidential or Proprietary Information.  For purposes of this Subscription Agreement, “Confidential or Proprietary Information” includes, without limitation: all trade secrets, intellectual property in the form of patents, trademarks and copyrights and applications therefor, ideas, inventions, works, discoveries, improvements, information, documents, formulae, practices, processes, methods, developments, source code, modifications, technology, techniques, data, programs, other know-how or materials, owned, developed or possessed by the Company Group, whether in tangible or intangible form, information with respect to the Company Group’s operations, processes, products, inventions, business practices, finances, principals, vendors, suppliers, customers, potential customers, marketing methods, costs, prices, contractual relationships, regulatory status, prospects and compensation paid to employees or other terms of employment.  The parties hereby stipulate and agree that as between them the foregoing matters are important and material Confidential or Proprietary Information, which affect the successful conduct of the businesses of the Company Group (and any successor or assignee of the Company Group).

(II)           Upon termination of the Subscriber’s employment with the Company, whether at the instance of the Subscriber or the Company and for whatever reason, the Subscriber will promptly deliver to the Company all correspondence, records, drawings, manuals, letters, notes, notebooks, computers, cell phones, reports, programs, data, audio or videotapes (or other information contained on any digital information medium), plans, proposals, financial documents, or any other documents or materials containing Confidential or Proprietary Information, information otherwise owned by the Company Group, or information concerning the customers, business plans, marketing strategies, products or processes of the Company Group.  The Subscriber shall also return any materials or information received in connection with the Subscriber’s employment with the Company Group from clients, prospects or vendors of the Company Group.

(III)         The Subscriber may respond to a lawful and valid subpoena or other legal process; provided, however, that the Subscriber shall give the Company the earliest possible notice thereof, and shall, as much in advance of the return date as possible, make available to the Company and its counsel the documents and other information sought.  The Subscriber shall assist such counsel at the Company’s expense in resisting or otherwise responding to such subpoena or process.

(IV)         Nothing in this Subscription Agreement shall prohibit the Subscriber from (i) disclosing information and documents when required by law, subpoena or court order (subject to the requirements of Section 2(j)(III) of this Subscription Agreement); (ii) disclosing information that has been or is hereafter made public through no act or omission of the Subscriber in violation of this Subscription Agreement or any other confidentiality obligation or duty owed to the Company or the Company Group and through no act or omission of any other person which, to the knowledge of the Subscriber, has any legally binding confidentiality obligation or duty to the Company or the Company Group; (iii) disclosing information and documents to the Subscriber’s attorney or tax adviser for the purpose of securing legal or tax advice; (iv) disclosing the post-employment restrictions in this Subscription Agreement in confidence to any potential new employer; or (v) retaining, at any time, the Subscriber’s personal correspondence, personal rolodex and documents related to the Subscriber’s own personal benefits, entitlements and obligations.

(k)           Inventions.  All rights to discoveries, inventions, documents, improvements and innovations (including all data and records pertaining thereto) related to the business of the Company, whether or not patentable, copyrightable, registrable as a trademark, or reduced to writing, that the Subscriber may discover, invent, improve, modify or originate during the Subscriber’s employment, either alone or with others and whether or not during working hours or by the use of the facilities of the Company Group (“Inventions”), shall be the exclusive property of the Company Group.  The Subscriber shall promptly disclose all Inventions to the Company, shall execute at the request of the Company any assignments or other documents the Company may deem reasonably necessary to protect or perfect the rights of the Company Group therein, and shall assist the Company Group, upon reasonable request and at the Company’s expense, in obtaining, defending and enforcing the Company Group’s rights.  The Subscriber hereby appoints the Company as the Subscriber’s attorney-in-fact to execute on the Subscriber’s behalf any assignments or other documents reasonably deemed necessary by the Company to protect or perfect the Company Group’s rights to any Inventions.

(l)            Non-Competition and Non-Solicitation.

(I)            While the Subscriber is employed by the Company or any of its subsidiaries for the period beginning on the date of the Subscriber’s termination of employment with the Company or any of its subsidiaries for any reason and ending six (6) months later, the Subscriber shall not directly or indirectly, individually or on behalf of any other person or entity, manage, participate in, work for, consult with, render services for, or take an interest in (as an owner, stockholder, partner or lender) any Competitor in an area of business in which Competitor directly competes or seeks to directly compete with the Company Group.

(II)           For purposes of this Subscription Agreement, “Competitor” means any business, company or individual which is in the business, or is actively seeking to be in the business, of developing, constructing, managing, owning or operating wind energy projects in: (i) Connecticut; (ii) Maine; (iii) Michigan; (iv) New Hampshire; (v) New York; (vi) Texas; (vii) Vermont; (viii) Wyoming; or (ix) any other state in the United States in which the Company Group operates, or has been developing, wind energy projects within the twelve (12) months preceding the Subscriber’s termination of employment.

(III)         While the Subscriber is employed by the Company Group and for a period of six (6) months following the Subscriber’s termination of employment for whatever reason, the Subscriber shall not directly or indirectly, individually or on behalf of any other person or entity:

(a)           divert or attempt to divert from the Company Group any business with any customer, partner or other person with which the Company Group had any business contact or association while the Subscriber was employed by the Company;

(b)           induce or attempt to induce any customer, partner or other person with which the Company Group had any business contact or association to reduce or refrain from doing business with the Company Group;

(c)           induce or attempt to induce, or cause, other than by means of any general solicitation by advertisement or otherwise, any employee or consultant of the Company Group to terminate his or her employment or relationship with the Company Group; or

(d)           recruit or hire, other than by means of any general solicitation by advertisement or otherwise, any person who was an employee or consultant of the Company Group after his or her employment or relationship with the Company Group has terminated, provided that in no event shall this clause prohibit the Subscriber from engaging the services of well-established accounting, legal, consulting or financial services firms.

(m)          Non-Disparagement.  The Subscriber agrees, while he is employed by the Company and thereafter, to refrain from disparaging the Company Group, including any of their services, technologies or practices, or any of their directors, officers, agents, employees, former employees, representatives or stockholders, either orally or in writing; provided, however, that nothing in the foregoing shall preclude the Subscriber from making truthful statements that are required by applicable law, regulation or legal process.  The Company agrees, while the Subscriber is employed by the Company and thereafter, to refrain from disparaging the Subscriber; provided, that the Company’s agreement to this non-disparagement clause shall be limited to official statements issued by the Company as an organization and statements of officers of the Company and members of the Board of Managers of the Company (or similar governing body of the Company); provided, further, that nothing in the foregoing shall preclude the Company, its officers or members of the Board of Managers of the Company (or similar governing body of the Company) from making truthful statements that are required by applicable law, regulation or legal process.

(n)           Injunctive Relief; Other Agreements.  The Subscriber acknowledges that a breach of the covenants contained in Sections 2(g) and 2(j) through 2(m) of this Subscription Agreement will cause irreparable damage to the Company and its goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate.  Accordingly, the Subscriber agrees that in the event of a breach of any of the covenants contained in Sections 2(g) and 2(j) through 2(m) of this Subscription Agreement, in addition to any other remedy which may be available at law or in equity, the Company will be entitled to specific performance and injunctive relief.  The provisions in Sections 2(j) through (m) of this Subscription Agreement are in addition to, and will in no way limit the application of, any other covenant, restriction, undertaking, representation or warranty made by or in respect of the Subscriber to the Company in any other agreement.

(o)           Representations, Warranties and Covenants.  All of the representations, warranties and covenants set forth in this Section 2 and as set forth in the Operating Agreement are true, accurate and complete as of the date hereof and shall be true, accurate and complete as of the date of the acceptance hereof by the Company.  If in any respect the representations, warranties and covenants shall not be true, complete and accurate prior thereto, the Subscriber will give written notice of that fact to the Company, specifying which representations and warranties are not true and accurate and the reasons therefor.

SECTION 3.  INDEMNIFICATION.

The Subscriber shall indemnify, defend and hold harmless the Company and its officers, employees, managers, members and agents from and against all damages, losses, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees) which they may incur by reason of the failure of the Subscriber to fulfill any of the terms or conditions of this Subscription Agreement, by reason of any misrepresentation made by the Subscriber or by reason of any breach of any representation or warranty made by the Subscriber herein.

SECTION 4.  NONTRANSFERABILITY.

The Subscriber may not transfer or assign this Subscription Agreement or any of the Subscriber’s interest herein.  Any transfer or assignment of the Subscribed Units acquired pursuant hereto shall be made only in accordance with all applicable laws and the Operating Agreement, Members’ Agreement and Restricted Stock Agreement.  As evidence of certain of the restrictions on transfer, the following legends will be placed on the certificates, if any, evidencing the Subscribed Units:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS.  THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS.”

SECTION 5.  IRREVOCABILITY; BINDING ON SUCCESSORS AND ASSIGNS.

The Subscriber may not cancel, terminate or revoke this Subscription Agreement or any agreement made by it hereunder. This Subscription Agreement shall survive the bankruptcy or dissolution of the Subscriber and shall be binding upon the Subscriber’s successors and assigns.  The Subscriber further acknowledges and agrees that the Company may, in its sole discretion and for any reason whatsoever, reject the Subscriber’s subscription to purchase the Subscribed Units pursuant to the terms of this Subscription Agreement.  For the avoidance of doubt, this

Subscription Agreement shall survive a conversion of the Company into a corporation as contemplated by the Operating Agreement, and any conversion of the Subscribed Units into Conversion Shares (as such term is used and defined in the Operating Agreement).

SECTION 6.  ENTIRE AGREEMENT.

This Subscription Agreement, the Operating Agreement, the Members’ Agreement and the Restricted Stock Agreement, including all exhibits thereto, constitute the entire agreement among the parties hereto with respect to the subject matter hereof.  This Subscription Agreement may be amended only by a writing executed by the parties hereto.

SECTION 7.  GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.

This Subscription Agreement hereby incorporates by reference Section 26 of the Operating Agreement; provided, that references to “Agreement” in such section shall instead refer to this “Subscription Agreement” for purposes of such section’s use in this Subscription Agreement.

SECTION 8.  COUNTERPARTS.

This Subscription Agreement may be executed in any number of original or facsimile counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement.

SECTION 9.  EXPENSES.

Notwithstanding Section 35 of the Operating Agreement or Section 2.9 of the Members’ Agreement, the Subscriber shall be responsible for all of his or her expenses including any fees, disbursements and other charges of counsel, incurred in connection with the preparation, execution and delivery of this Subscription Agreement and the consummation of the transactions contemplated hereby.

SECTION 10.  CONSENT OF SPOUSES.

If requested by the Company, the Subscriber shall cause his or her spouse to execute and deliver a separate consent and agreement substantially in the form attached as Schedule C hereto (a “Spousal Consent”), and deliver such executed Spousal Consent to the Company within ten (10) business days of such request by the Company. The signature of a spouse on a Spousal Consent shall not be construed as making such spouse a Member of the Company or a party to this Subscription Agreement, the Operating Agreement, the Members’ Agreement or the Restricted Stock Agreement except as may otherwise be set forth in the Spousal Consent. Each Member who is an individual will certify his or her marital status to the Company at the Company’s request.

SECTION 11.  FURTHER ASSURANCES.

Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments,

and documents as any other party hereto reasonably may request in order to carry out the provisions of this Subscription Agreement and the consummation of the transactions contemplated hereby.  Such further actions shall explicitly include, at the Company’s request, the Subscriber’s obligation to execute an additional agreement without further consideration setting forth the representations, warranties and covenants of the Subscriber in Section 2 of this Subscription Agreement.

[Remainder of page intentionally left blank.  Next page is signature page.]

The undersigned has executed this Subscription Agreement as of the date first set forth above.

Name: [Subscriber]

Accepted and Approved:

NOBLE ENVIRONMENTAL POWER, LLC

By:
Name:	Walter Q. Howard
Title:	Chief Executive Officer and Manager

[Signature Page to Subscription Agreement]

Schedule A

Subscribed Units Purchased by the Subscriber

Subscriber:	[Name]

Address:	[Address]

UNIT TYPE	NUMBER OF UNITS PURCHASED	CAPITAL CONTRIBUTION
Series A Incentive Units
Series A Performance Units
Total Series A Units:
Series B Incentive Units
Series B Performance Units
Total Series B Units:
GRAND TOTAL:

A-1

Schedule B

Definition of Accredited Investor

An accredited investor means any person who comes within any of the following categories, or who the Company reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

(1)           Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2)           Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

(3)           Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Subscribed Units offered, with total assets in excess of $5,000,000;

(4)           Any director, executive officer, or general partner of the Company, or any director, executive officer, or general partner of a general partner of the Company;

(5)           Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000;

(6)           Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7)           Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Subscribed Units offered, whose purchase is directed by a sophisticated person as described in 17 C.F.R. § 230.506(b)(2)(ii); and

(8)           Any entity in which all of the equity owners are accredited investors.

B-1

Schedule C

Spousal Consent

Dated

Reference is hereby made to (a) the Amended and Restated Members’ Agreement, dated December 21, 2007 (as amended from time to time, the “Members’ Agreement”), among Noble Environmental Power, LLC, a Delaware limited liability company (the “Company”) and the Unitholders identified therein and (b) the Fifth Amended and Restated Limited Liability Company Operating Agreement, dated July 10, 2008, among the Company and the parties signatory thereto (as amended from time to time, the “Operating Agreement”).  Capitalized terms used herein but not otherwise defined shall have the meaning ascribed thereto in the Members’ Agreement.

This Spousal Consent is being delivered pursuant to Section 4.10 of the Member’s Agreement and Section 31 of the Operating Agreement, copies of which have been made available to the undersigned (“Spouse”).  Spouse, as the spouse of                                                  (the “Relevant Member”), consents to all of the provisions of the Operating Agreement and the Members’ Agreement and to the extent that Spouse may lawfully do so, Spouse confirms that the Relevant Member may act alone with respect to all matters in connection with the Operating Agreement and the Members’ Agreement.  Spouse also confirms that the Relevant Member may enter into agreements pursuant to the Operating Agreement and the Members’ Agreement and consent to and execute amendments thereof, without further signature or consent of, or notice to, Spouse.  Spouse further agrees that he /she will not take any action to oppose or otherwise hinder the operation of the provisions of the Operating Agreement and the Members’ Agreement.

To the extent of any property interest that Spouse may have in the Units of the Company held by the Relevant Member, Spouse consents to be bound by the terms of the Operating Agreement and the Members’ Agreement, including, without limitation, restrictions on transfer and obligations to sell set forth therein.

Name of Spouse:

C-1